NorthWestern Corporation d/b/a NorthWestern Energy 3010 W. 69th Street Sioux Falls, SD 57108 www.northwesternenergy.com
NYSE: NWE News Release FOR IMMEDIATE RELEASE	Media Contact: Claudia Rapkoch (866) 622-8081 claudia.rapkoch@northwestern.com Investor Relations Contact: Dan Rausch (605) 978-2902 daniel.rausch@northwestern.com

NorthWestern Energy Provides Update on Montana Public Service Commission Proceedings Regarding Colstrip Unit 4

Butte, Mont. – November 13, 2008 – NorthWestern Corporation d/b/a NorthWestern Energy (NYSE:NWE) announced today that the Montana Public Service Commission has made formal its approval of placing the company’s ownership interest in Colstrip Unit 4 into the ratebase.

Effective January 1, 2009, 222 megawatts of electricity from the coal-fired unit in southeastern Montana will be placed into rates at a value of $407 million. The decision makes Colstrip Unit 4 the foundation of NorthWestern Energy’s efforts to become a vertically integrated utility in Montana.

“Our portion of Colstrip 4 will provide our Montana customers with a dedicated and stable source of electric supply. We appreciate the MPSC’s thoughtful and expeditious consideration of our application,” said Bob Rowe, president and CEO.

The Commissioners voted 4-1 to approve the application.

About NorthWestern Energy

NorthWestern Energy is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving approximately 650,000 customers in Montana, South Dakota and Nebraska. For more information about NorthWestern Energy, visit our Web site at www.northwesternenergy.com .

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